Exhibit 99.1

Contacts:

Actian Corporation

Lacy LaBorde

512.656.6338

lacy.laborde@actian.com

SHIFT Communications

Jennifer Usher

415.591.8456

jusher@shiftcomm.com

Actian Corporation and Pervasive Software Unite to Take Action on Big Data

Powerful Portfolio Enables Organizations to Connect, Analyze and Act on Data at Scale

Redwood City, Calif. – (April 11, 2013) – Actian Corp. (“Actian”), a leader in next-generation big data management, today announced that it has completed the transaction to buy Pervasive Software Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation. The combined organization delivers an unprecedented portfolio of innovative, highly scalable, elastic and performant products that drive positive business outcomes in the Age of Data.

“Every moment, people, businesses and machines generate explosive volumes and varieties of data leveraging their existing networks and, more increasingly, the cloud. Companies that embrace this data as their most strategic asset will thrive, while those that don’t lose their competitive advantage,” said Steve Shine, chief executive officer of Actian. “Big data can and will impact every industry as organisations struggle to take action on their data due to legacy technology too rigid or expensive to scale. Actian’s innovations make it easy for organisations large and small to connect, analyse and act on their fast-changing and fast-growing diverse data assets throughout the entire data lifecycle.”

“This is a powerful merger as the technologies of the two companies are industry leading and clearly very complementary,” said Robin Bloor, chief analyst and co-founder, The Bloor Group. “This is particularly the case in the area of highly parallelized and scale-up, scale-out data integration and database. In my view, the combination of these technologies will provide Actian with a performance capability for BI and Data Analytics which no other company can currently equal.”

“We have irrevocably passed from the Age of Software to the Age of Data, in which organizations need to adopt contemporary architectures to master data ubiquity, on premise and in the cloud,” said Mike Hoskins, chief technology officer of Actian. “Every organization wants to make faster, more accurate and better decisions. In a world of staggeringly huge and constant data flows, innovators can drive better decision making than has ever been possible – based not only on the past and present, but on predictions of future events.”

Actian is a leader in helping companies analyze big data in industries ranging from retail, ecommerce, enterprise, healthcare, manufacturing, finance and social media. Visit Actian.com/Connect-Analyze-Act to learn more about the company’s end-to-end capabilities and robust product families.

About Actian: Take Action on Big Data

Actian Corporation enables organizations to transform big data into business value with data management solutions to Connect, Analyze, and take automated Action across their business operations. Actian’s innovative portfolio of solutions for big data include cloud integration for frictionless connection to any data; analytical solutions specifically engineered to handle the extreme speed and scale of data intensive computing; Action Apps for automated action on business events as they happen and managed B2B exchanges that automate business processes in select industries. Headquartered in Redwood City, Actian helps clients worldwide manage and understand their business operations through offices in Austin, New York, London, Paris Frankfurt, Hamburg, Amsterdam and Melbourne. Stay connected with Actian Corporation on Facebook, Twitter and LinkedIn.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on premises, throughout the entire data lifecycle. Pervasive products deliver value to customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

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Actian, Action Apps, Ingres and Vectorwise are trademarks of Actian Corporation. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Forward-looking Statements Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release.